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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178
and 333-49958) and on Form S-8 (File Nos. 333-80839 and 333-42068) of our
report dated January 19, 2001 relating to the financial statements of The Goldman Sachs Group, Inc. and Subsidiaries, which appears in the 2000 Annual Report to Shareholders and is incorporated by reference in this Annual Report on Form 10-K for the year ended November 24, 2000. We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34042, 333-90677, 333-75213, 333-36178 and 333-49958) and on Form S-8
(File Nos. 333-80839 and 333-42068) of our reports dated January 19, 2001 relating to the Financial Statement Schedule and Selected Consolidated Financial Data which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 16, 2001.